Exhibit 99.1

PRESS RELEASE
For Immediate Release

Contact:
Mark D. Gainer
Union National Financial Corporation
Chairman, President and CEO
(717) 519-8630

ISS/RISK METRICS GROUP RECOMMENDS UNION NATIONAL FINANCIAL CORPORATION SHAREHOLDERS VOTE “FOR” PROPOSED MERGER WITH DONEGAL FINANCIAL SERVICES CORPORATION

Lancaster, Pennsylvania; September 7, 2010.  Union National Financial Corporation (“UNNF”) (OTC Bulletin Board: “UNNF.OB”) announced today that ISS/Risk Metrics Group, a leading independent proxy advisory firm, has issued a September 2, 2010 report recommending that UNNF shareholders vote “FOR” the proposed merger of UNNF and Donegal Financial Services Corporation (“DFSC”), an affiliate of Donegal Group Inc. (“DGI”) (Nasdaq Global Select: “DGICA”,“DGICB” ), and “FOR” the proposal to adjourn the UNNF special meeting, if necessary, to solicit additional proxies.

Mark D. Gainer, UNNF Chairman, President and Chief Executive Officer, said, “The favorable recommendation of ISS/RiskMetrics Group supports our Board of Directors’ belief that the proposed merger is in the best interests of our shareholders as well as our customers, employees and the communities we serve.  We look forward to completing this transaction and urge UNNF shareholders to follow the Board of Directors’ recommendation, supported by the report of ISS/RiskMetrics Group, by voting “FOR” the proposed merger and “FOR” the adjournment proposal at the upcoming Special Meeting of Shareholders on September 16, 2010.”

In coming to its favorable recommendation, ISS/Risk Metrics stated that “[B]ased on a review of the terms of the transaction and the factors described [in the report], in particular, the strategic rationale and the merger premium, as implied by the amended merger agreement, shareholder support for [the merger] proposal is warranted.” (1)

ISS/RiskMetrics also noted that “[UNNF] shareholders could participate in the future success of the combined post-merger bank through ownership of DGI Class A common stock, benefit from the higher liquidity of DGI’s [Class A] common stock, and potentially benefit from future dividend payouts.” (1)

If UNNF shareholders would like any assistance in voting their shares of UNNF common stock, please contact UNNF’s proxy solicitor, Georgeson, Inc., toll-free at (866) 821-2614.

DGI is an insurance holding company whose insurance subsidiaries, along with Donegal Mutual Insurance Company, are members of the Donegal Insurance Group, which conducts property and casualty insurance business in 20 Mid-Atlantic, Southern and Midwestern States.  The Donegal Insurance Group has an A.M. Best rating of A (Excellent).

Province Bank, which DFSC owns, has three offices in  Lancaster County and had approximately $103.3 million in assets at June 30, 2010.  Donegal Mutual Insurance Company and DGI founded DFSC and Province Bank in 2000 to provide more diversified financial services.

UNNF is a bank holding company whose principal subsidiary is Union National Community Bank.  UNNF had approximately $501.9 million in assets and stockholders’ equity of approximately $30.5 million as of June 30, 2010.  Union National Community Bank is a full service national bank that provides a wide range of services to individuals and small to medium-sized businesses in South Central Pennsylvania.

DGI and UNNF have filed a proxy statement/prospectus, a supplement to the proxy statement/prospectus and other relevant documents with the Securities and Exchange Commission (the “SEC”) in connection with the proposed merger.  SHAREHOLDERS OF UNNF ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS, THE SUPPLEMENT TO THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS DGI OR UNNF FILE WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

The proxy statement/prospectus, the supplement to the proxy statement/prospectus, other relevant materials and any other relevant documents DGI and UNNF file with the SEC may be obtained free of chare at the SEC’s website at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by DGI by contacting Jeffrey D. Miller, Senior Vice President and Chief Financial Officer, Donegal Group Inc., 1195 River Road, Marietta, Pennsylvania 17547, telephone: (717) 426-1931, and by UNNF by contacting Mark D. Gainer, Chairman, President and Chief Executive Officer, Union National Financial Corporation, 570 Lausch Lane, Suite 300, Lancaster, Pennsylvania 17601, telephone: (717) 519-8630.

UNNF and its directors and executive officers may be deemed to be participants in the solicitation of proxies from UNNF shareholders in connection with the proposed merger.  Information concerning such participants’ ownership of UNNF stock is set forth in the proxy statement/prospectus.  This press release does not constitute an offer to sell any securities.

UNNF bases all statements contained in this release that are not historical facts on its current expectations.  These statements are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties.  Actual results could vary materially.  Among the factors that could cause actual results to vary materially are disclosed in the proxy statement/prospectus and the supplement to the proxy statement/prospectus.  You should not place undue reliance on any such forward-looking statements.  UNNF disclaims any obligation to update such forward-looking statements or to announce publicly the results of any revisions that UNNF may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

(1)           Permission to use quotations was neither sought nor received.